Exhibit 10.2
SUBLEASE

This Sublease Agreement (“Sublease”) is effective the 16th day of July, 2007, by and between VioQuest, Inc., f/k/a Chiral Quest, Inc. (“Tenant”), and Chiral Quest Acquisition Corp. (“Subtenant”) with reference and respect to the following facts and circumstances:

RECITALS:

A. Princeton Corporate Plaza, LLC (“Landlord”) and Tenant are parties to a Lease dated as of March 28, 2003, as amended on February 10, 2004, June 7, 2004, January 4, 2005, October 6, 2005, January 19, 2006 and July 16, 2007 (as so amended, the “Lease”) under which Landlord leased to Tenant that certain real property commonly known as 7 Deer Park Drive, Suite E and 11 Deer Park Drive, Suite 125, all in South Brunswick, New Jersey 08852 as more particularly described in the Lease (the “Premises”).

B. Tenant desires to sublease the Premises to Subtenant, all upon and subject to all of the terms and conditions hereinafter set forth.

AGREEMENT

Now therefore, in consideration of the foregoing and the terms and conditions hereinafter, Tenant and Subtenant agree as follows:

1. Premises. Tenant hereby leases to Subtenant, and Subtenant hereby leases from Tenant for the Term and at the Rent specified below and upon all of the conditions set forth herein, that certain space containing approximately 8259 (in 7 Deer Park Drive) and 741 (in 11 Deer Park Drive) square feet of office and laboratory space located at the Premises.

2. Delivery of Premises. Tenant will deliver the Premises to Subtenant on the Commencement Date (defined below) in its current condition, and Subtenant accepts the premises and related improvements in their existing condition and state of repair.

3. Term. This Sublease shall become effective and commence July 16, 2007 and shall expire on May 30, 2008 (the “Expiration Date”).

4. Use. The Subtenant shall use and occupy the Premises for general office and laboratory purposes or any other lawful purpose. The Subtenant shall not use the Premises nor permit it to be used for any unlawful business or other purpose whatsoever. Tenant shall comply with all applicable laws in the operation of its business and use of the Premises.

5. Rent.

(a) Base Rent. In consideration of Tenant’s sublease of the Premises as described in this Sublease, Subtenant shall pay Tenant base rent of Nineteen Thousand Four Hundred Thirty Nine and 00/100ths Dollars ($19,439.00) per month (“Base Rent”). Such Base Rent shall be payable in advance in equal monthly installments commencing on the first day of the Term and continuing on the first day of each and every month thereafter for the next succeeding months during the balance of the Term. If the Term commences on a date other than the first day of a calendar month or ends on a date other than the last day of a calendar month, monthly rent for the first month of the Term or the last month of the Term, as the case may be, shall be prorated based upon the ratio that the number of days in the Term within such month bears to the total number of days in such month.

Any installment of Base Rent or Additional Rent, as defined below, or other charges or amounts to be paid by Tenant accruing under the provisions of this Sublease that are not paid within five (5) days following Subtenant's receipt of written notice by Tenant or Landlord (whichever is sooner), shall be subject to late fees and bear interest at the rate of set forth in the Lease for Rent or other payments due thereunder, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. All interest or late fees shall be paid by Subtenant on demand from Tenant or Landlord. Except as otherwise provided herein, Subtenant’s covenants to pay the Base Rent and Additional Rent are independent of any other covenant, condition, provision or agreement herein contained.

(b) Additional Rent. In addition to the Base Rent, Subtenant shall also pay to Tenant additional rent at times and intervals as required by the Lease, which shall be equal to any additional amounts which may be due by the Tenant to the Landlord (excluding Base Rent thereunder) (“Additional Rent”) during the term of this Sublease.

(c) Payment directly to Landlord. Until and unless otherwise instructed in writing from Tenant, Subtenant agrees to make all payments of Base Rent and Additional Rent directly to Landlord, as and when due hereunder.

6. Compliance with the Lease. Excluding only the payment of Base Rent and Additional Rent, which shall be paid by Subtenant to or on behalf of Tenant under Section 5 above, the Subtenant agrees that, during the Term of this Sublease, it shall comply with all other obligations of the Tenant under the Lease and, after notice of Landlord default under the Lease from Subtenant, the Tenant shall use commercially reasonable efforts to ensure Landlord’s cure of such default.

7. Utilities. Subtenant shall pay all costs of utilities services provided to the Premises. Tenant shall not be responsible for any damages caused by loss of utilities for any period of time.

8. Repair and Maintenance. Subtenant shall, at its sole expense, keep and maintain the Premises as required by the Lease. If Subtenant shall fail to so keep and maintain, Tenant may, after notice to Subtenant and opportunity to cure (which cure period shall no less than thirty (30) days or such longer period as may be reasonably necessary to effect a cure), make such repairs, maintenance or cleaning or take other necessary action for Subtenant’s account, and the reasonable expense thereof shall be payable by Subtenant to Tenant within ten (10) days after written notice thereof. Any damage caused or repairs or maintenance necessary with respect to the Premises by excessive wear and tear resulting from the operation of the business of the Subtenant, or from willful or negligent acts on the part of the Subtenant, its employees, agents, invitees, or contractors, shall be the responsibility of Subtenant and Subtenant shall reimburse Tenant for any expense incurred in connection therewith.

9. Alterations and Improvements by Subtenant. Subtenant may not make any material alterations, additions or improvements to the Premises without first obtaining the written consent of Tenant.

10. Use of Parking Facilities. The Subtenant shall comply with all conditions contained in the Lease related to the parking area adjacent to the building.

11. Assignment or Subletting. The Subtenant may not assign or hypothecate this Sublease or sublet the Premises or any part hereof, whether by voluntary act, operation of law, or otherwise, without the prior written consent of the Tenant in each instance. No assignment shall release the Subtenant of any of its obligations under this Sublease.

12. Compliance with Laws: In the event of any approved construction or remodeling, Subtenant shall ensure that any such activities and the Premises and its business operations thereon are done in a manner that complies with all applicable laws, ordinances, rules and regulations of the city, county, state and federal government and any department thereof. Subtenant will not permit the Premises to be used for any unlawful purpose, and will protect the Tenant and save Tenant and the Premises harmless from any and all fines and penalties that may result from or be due to any infractions of or non-compliance with such laws, ordinances, rules and regulations.

13. Personal Property at Risk of Subtenant. All personal property in the Premises shall be located thereon at the risk of the Subtenant. The Tenant shall not be or become liable for any damages to such personal property, to the Premises or to Subtenant or any other persons or property as a result of any cause whatsoever, or for any damage arising from any act or neglect of any other person or caused in any other manner whatsoever.

14. Insurance Provided by Subtenant. At all times while Subtenant is using or occupying any part of the Premises under this Sublease or any extension hereof, Subtenant will carry and maintain all insurance required to be carried by Tenant under the Lease, and shall name Tenant as an additional insured thereunder. Tenant shall not be responsible or liable to the Subtenant for any loss or damage that may be occasioned or caused by the acts or omissions of any persons whatsoever. Subtenant will furnish to Tenant an insurance certificate showing compliance with the above requirements. Any such coverage shall be deemed primary to any insurance coverage secured by Tenant.

15. Indemnification. Subtenant agrees to indemnify and save Tenant harmless against and from any and all claims, loss, damage and expense by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of Subtenant in the performance of any covenant or agreement on the part of Subtenant to be performed pursuant to the terms of this Sublease or the Lease, or arising from any act or negligence on the part of Subtenant or its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage to the extent caused by Subtenant, its agents and employees to any person, firm or corporation occurring during the Term of this Sublease, in or about the Premises, and from and against all loss, reasonable attorney’s fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of any such claim, Subtenant, upon notice from Tenant, covenants to resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord and Tenant.

16. Default by Subtenant. The occurrence of any of the following during the Term of this Sublease will be an event of default:

a. Subtenant fails to pay any installment of Base Rent, or Additional Rent or any other allowed charge, when the same is due and it remains unpaid for a period of five (5) days following receipt of written notice by Subtenant from Tenant; or

b. Subtenant fails to comply with any other provision of this Sublease, and does not cure such noncompliance within thirty (30) days of Tenant’s written notice to Subtenant of such noncompliance, or such longer period as may be reasonably necessary to effect a cure given the nature of such noncompliance, but in no event more than sixty (60) days; or

c. Subtenant files or has filed against it or any guarantor of this Sublease any bankruptcy or other creditor’s action, or makes an assignment for the benefit of its creditors.

Upon the occurrence of an event of default beyond any applicable notice and cure periods, Tenant may elect, upon ten (10 days’ written notice to Subtenant, either (i) to cancel and terminate this Sublease, or (ii) to terminate Subtenant's right to possession only without canceling and terminating this Sublease. Notwithstanding the fact that initially Tenant elects under (ii) above to terminate Subtenant's right to possession only, Tenant will have the continuing right to cancel and terminate this Sublease upon five (5) days notice to Subtenant of such further election, and will have the right to pursue any remedy of law or in equity that may be available to Tenant. In the event of election under (ii) above to terminate Subtenant's right to possession only, Tenant, at its option, may enter into and take possession of the Premises without such entry and possession terminating this Sublease, or releasing Subtenant, in whole or in part, from Subtenant's obligations to pay the Rent and any other charges provided for herein. Upon and after entering into possession without termination of the Sublease, Tenant may remove all persons and property from the Premises, and such property may be stored in a public warehouse or elsewhere at the cost and for the account of Subtenant, without Tenant becoming liable for any loss or damage which may be occasioned thereby. Upon such re-entry, Subtenant will be liable to Tenant:

a. For the immediate payment of all unpaid installments of Rent and other unpaid sums that were due prior to such re-entry;

b. For the installments of Rent and other sums due pursuant to the provisions of this Sublease for the periods after re-entry, less any rents paid to Tenant thereafter, if any; and

c. For all reasonable expenses, including advertising expenses, brokerage fees, attorneys' fees, and costs of repairs, which will be payable as they are incurred.

No re-entry or taking possession of the Premises by Tenant will be construed as an election on its part to terminate this Sublease unless a written notice of such intention be given to Subtenant, or unless the termination thereof be decreed by a court of competent jurisdiction.

Except as provided by law, all rights and remedies of the parties herein enumerated shall be cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach of the other party of any provision of this Sublease. The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this Sublease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Tenant of rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such rent paid) shall not be deemed a waiver of such breach, and no waiver by either party of any provisions of this Sublease shall be deemed to have been made unless expressed in writing and signed by such party. In addition to other remedies in this Sublease provided, the parties shall be entitled to all other remedies available at law or in equity, including but not limited to the restraint by injunction of the violation or attempted or threatened violation of the covenants, conditions and provisions of this Sublease.

17. Eminent Domain.  If the whole or any portion of the Premises is taken by eminent domain, or conveyance in lieu thereof is made (a “Taking”), the terms of the Lease shall control as to Subtenant’s continuing rights in the Premises and any adjustment to the Rent due hereunder, and Tenant hereby assigns to Subtenant any of its rights thereunder relating to issues of eminent domain of the Premises.

18.  Mechanic’s Liens. The Subtenant hereby covenants and agrees that the Subtenant will not permit or allow any mechanic's or materialman's liens to be placed on the Tenant's interest in the Premises during the term hereof.

19. Tenant’s Access. Tenant, its employees, and its agents shall have the right to enter the Premises at all reasonable times with reasonable advance notice for the purpose of inspecting, repairing, altering, or improving the Premises or the building or, in the last three months of this Sublease, to exhibit the Premises to prospective tenants, purchasers, or others.

20.  Notices. All communications, demands, notices, or objections permitted or required to be given or served under this Sublease shall be in writing and shall be deemed to have been duly given or served if delivered in person to the other party or its duly authorized agent or three (3) days after deposited in the United States mail, postage prepaid, first class mail, and addressed to the other party to this Sublease, to the address set forth below or as subsequently designated by a party in writing:

If to Sublessee: Chiral Quest Acquisition Corp. 7 Deer Park Drive South Brunswick, New Jersey 08852 Attn: Xumu Zhang	If to Tenant: VioQuest Pharmaceuticals, Inc. 180 Mount Airy Road Suite 102 Basking Ridge, New Jersey 07920 Attn: Brian Lenz

21.  Successors and Assigns. This Sublease shall be binding on and shall inure to the benefit of the parties hereto and their respective assigns, executors, heirs, personal representatives, and successors. Tenant shall have the right to assign this Sublease.

22.  Amendment, Modification or Waiver. No amendment, modification, or waiver of any condition, provision, or term of this Sublease shall be valid or of any effect unless made in writing, signed by the party or parties to be bound, or its duly authorized representative, and specifying with particularity the extent and nature of such amendment, modification, or waiver. Any waiver by any party of any default of another party shall not affect or impair any right arising from any subsequent default.

23. Quiet Enjoyment and Surrender. Notwithstanding anything to the contrary in this Lease, Tenant covenants that, upon Subtenant's timely payment of the rent required under this sublease and subtenant’s timely performance of all of the other terms and conditions of this sublease to be performed by subtenant, Subtenant's peaceful and quiet enjoyment of the Premises shall not be disturbed by Tenant. At the expiration of the term hereunder (as the same may be extended hereby), whether by lapse of time or otherwise, Subtenant shall surrender the Premises in the condition required by the Lease at the time of surrender of the Premises thereunder. In the event Subtenant remains in possession of the Premises after the expiration of the tenancy created hereunder, and without the execution of a new lease, it shall be deemed to be occupying the Premises as a tenant from month-to-month basis, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy and Subtenant shall be liable to Tenant for all costs and expenses as may be incurred by Tenant under the Lease or otherwise as a result of such holdover.

24.  Entire Agreement. This Sublease and the Exhibits hereto contain the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to the subject matter.

25.  New Jersey Law. This Sublease shall be construed and enforced in accordance with the laws of the state of New Jersey.

26. Counterparts. This Sublease may be executed in any number of counterparts, all of which shall be considered one and the same Sublease notwithstanding that all parties hereto have not signed the same counterpart.

27. Landlord’s Consent and Nondisturbance. The parties hereto acknowledge that this Sublease is subject to Landlord’s consent as set forth herein as Exhibit A.

The parties hereto have duly executed this Sublease Agreement effective as of the date and year first above-written.

TENANT:		SUBTENANT:

VioQuest Pharmaceuticals, Inc.,		Chiral Quest Acquisition Corp..
f/k/a Chiral Quest, Inc.

By:	/s/ Brian Lenz	By:	/s/ Xumu Zhang
Its:	CFO	Its:	Chairman of the Board

EXHIBIT A

LANDLORD CONSENT

THIS CONSENT is made this 16th day of July, 2007 by Princeton Corporate Plaza, LLC (the "Landlord").

RECITALS:

A. Princeton Corporate Plaza, LLC (“Landlord”) and Tenant are parties to a Lease dated as of March 28, 2003, as amended on February 10, 2004, June 7, 2004, January 4, 2005, October 6, 2005, January 19, 2006, and July 16, 2007 (as so amended, the “Lease”) under which Landlord leased to Tenant that certain real property commonly known as 7 Deer Park Drive, Suite E, Monmouth Junction, New Jersey, as more particularly described in the Lease (the “Premises”).

B. Tenant desires to sublease the Premises to Chiral Quest Acquisition, Inc. ("Sublessee") pursuant to the terms of a Sublease Agreement, dated July 16, 2007 (the "Sublease"), a complete copy of which this Consent is attached, all upon and subject to all of the terms and conditions hereinafter set forth. .

AGREEMENT

NOW, THEREFORE, Landlord hereby consents to the subletting of the Premises by Tenant to Sublessee pursuant to the Sublease, subject to the following terms and conditions, and the parties executing this Consent hereby agree as follows:

1. Neither this Consent nor the Sublease shall relieve Tenant of any of Tenant's obligations under the Lease, and Tenant shall remain fully liable for the faithful performance of all covenants, terms and conditions of the Lease on the Tenant's part to be performed. Except as set forth in the Sublease, neither this Consent nor any term or provision in the Sublease shall be deemed to (i) expand or otherwise alter Landlord's obligations under the Lease, (ii) diminish Landlord's rights under the Lease, or (iii) otherwise modify the terms and conditions of the Lease.

2. This Consent by Landlord to the Sublease shall not constitute Landlord's consent to any other or subsequent sublease or assignment by the Sublessee or Tenant.

3. Landlord certifies that as of the date hereof, (i) the Lease is in full force and effect and has not been modified or amended in any respect, (ii) the Lease represents the entire agreement between Landlord and Tenant with respect to the Premises, (iii) to Landlord's knowledge, there are no defaults existing on the part of Tenant, and (iv) to Landlord's knowledge, there is no existing basis for Landlord to cancel or terminate the Lease.

4. The terms and conditions of this Consent may only be modified by a written instrument signed by Landlord which expressly states that it is a modification of this Consent.

5. Landlord agrees to deliver a copy to Subtenant of all notices of default and all other notices to Tenant under the Lease. All copies of any such notices shall be delivered personally or sent either by recognized national overnight courier service or by United States registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in the Sublease or the Lease, as applicable.

6. Landlord agrees to give Sublessee the same notice of default and cure rights which are provided to Tenant under the Lease, with such cure periods to run concurrently.

7. This Consent shall be construed, interpreted and applied in accordance with, and shall be governed by, the laws applicable to the state in which the Premises are located.

8. This Consent is conditioned on Tenant reimbursing Landlord for Landlord’s out-of-pocket attorney fees incurred in execution of this Consent, which attorney fees shall not exceed $2000.00.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

LANDLORD:

Princeton Corporate Plaza, LLC (the "Landlord").

By:	/s/ Harold Kent
(print or type name)
Its: